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                                                                   EXHIBIT 10.5

                                      2003
                           INCENTIVE COMPENSATION PLAN

PURPOSE

This plan is designed to provide financial reward to employees of The J. Jill Group and its subsidiaries for their contribution toward the attainment of the company's financial goals in 2003.

PARTICIPATION

Participation in the plan and assignment of bonus percentages is made either by the Compensation Committee of the Board of Directors in the case of executive officers or by the President of the company in the case of everyone else. The Compensation Committee and the President may also award additional bonuses at their discretion.

Eligibility to Receive Bonus

- Bonus plan participants will be eligible to receive their bonus if (i) the company meets or exceeds its operating income (earnings before interest and taxes) goal for the performance period and (ii) the Compensation Committee, in the case of executive officers, or the President, in the case of everyone else, determines in its or his discretion that bonuses shall be paid for such performance period.
- Participants in performance counseling will not be eligible for a bonus payout for that season.
- Participants must be actively employed for a minimum of three months in the season for which the bonus is earned.
- Participants must be employed on the last day of the bonus performance period.
-  Participants terminated for cause will not be eligible for bonus.

CALCULATION OF BONUS PAYMENT

To determine the amount of bonus for which an employee is eligible, multiply the employee's bonus percentage by his base salary earnings for the performance period.

PERFORMANCE PERIOD

This plan pertains to the fiscal year ending December 27, 2003. For measurement purposes the fiscal year will be divided into two seasonal performance periods:
                               Spring-December 29, 2002 to June 28, 2003
                               Fall-June 29, 2003 to December 27, 2003

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ADDITIONAL BONUSES

The Compensation Committee and the President may also award additional bonuses at their discretion. The criteria for eligibility, the calculation of the bonus payment and the performance period(s) for such bonuses shall all be determined at the time of the additional bonus award.

PAYMENTS

Bonus payments will be made as soon as possible after the close of the performance period (i.e.season).

EXAMPLE

Assume:   Base annual salary of $50,000 and a bonus percentage of 10%

CASE 1: The Company meets the financial plan for both seasons and the President determines in his discretion that bonuses will be paid for both periods:

          Season                   Salary        Bonus %        Bonus
          -----------            ----------    ----------     ----------
          Spring                 $   25,000        10%        $    2,500
          Fall                   $   25,000        10%        $    2,500
                                 ----------                   ----------

          Fiscal 2003            $   50,000                   $    5,000
                                 ----------                   ----------

CASE 2: The Company meets the Spring financial plan but not the Fall financial plan and the President determines in his discretion that bonuses will be paid for the Spring performance period:

          Season                   Salary        Bonus %        Bonus
          -----------            ----------    ----------     ----------
          Spring                 $   25,000        10%        $    2,500
          Fall                   $   25,000        --                 --
                                 ----------                   ----------

          Fiscal 2003            $   50,000                   $    2,500
                                 ----------                   ----------